Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axion International Holdings, Inc.

Zanesville, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195891) of Axion International Holdings, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO USA, LLP

Melville, New York

March 31, 2015